NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           11:00 AM CDT, May 16, 2007



The Annual Meeting of Stockholders of Littlefield Corporation will be held on May 16, 2007, at 11:00 AM CDT, for the following purposes:

     1.   To elect members to our Board of Directors;

     2.   To  ratify  the  appointment  of  Sprouse  &  Anderson,   LLP  as  our
          independent auditors for 2007;

     3. To provide an advisory vote on the compensation of the President and CEO and our Directors, and

     4. To consider such other matters as may properly come before the meeting or any adjournment of the meeting.

Only holders of record of our common stock at the close of business on March 19, 2007, will be entitled to notice or to vote at the meeting or any adjournment of the meeting. The stock transfer books will remain open.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to ensure that your shares are represented at the meeting. If you receive more than one proxy card, it is an indication that your shares are registered in more than one account. Please complete, date and sign each proxy card you receive. You may revoke your proxy at any time before it is voted. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

Enclosed with these proxy materials is a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ Jeffrey L. Minch
                                              President, CEO
                                              Director


March 31, 2007

                                 PROXY STATEMENT

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Littlefield Corporation to be held on:

     Wednesday, May 16, 2007, at 11:00 AM CDT,

and at any adjournment thereof, for the purposes set forth in this Proxy Statement.

The meeting will be held at:

     The Phillips Event Center
     8140 Exchange Drive
     Austin, Texas 78754.

This Proxy Statement and the accompanying form of proxy were first mailed to the stockholders on or about April 10, 2007.

                  VOTING AND REVOCABILITY OF PROXY APPOINTMENTS
                  ---------------------------------------------

Each share is entitled to one vote per Director in the election of Directors and one vote in all other matters to be voted upon at the meeting. Shareholders of record as of the close of business at 5:00 P.M. March 19, 2007, are the only persons entitled to vote at this meeting. At the close of business on March 19, 2007, 11,217,941 shares of our common stock were outstanding, with each share being entitled to one vote. There are no cumulative voting rights. A majority of the outstanding shares of common stock represented at the meeting, in person or by proxy, will constitute a quorum.

All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted in accordance with the recommendations of the Board as set forth in this Proxy Statement, and at the proxy holders' discretion on any other matter that may properly come before the meeting. Any stockholder may revoke a proxy given pursuant to this solicitation at any time before it is voted. A stockholder may revoke his or her proxy by voting in person at the meeting or submitting to our Secretary at the meeting a subsequently dated proxy. In addition, a stockholder may revoke his or her proxy by notifying our secretary either in writing prior to the meeting or in person at the meeting. Revocation is effective only upon receipt of such notice by the Secretary.

We are not aware of any other matter to be presented for action at the meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. If any other matters come before the meeting, the proxy holders named in the enclosed proxy intend to vote on such matters in accordance with their judgment.

                                  SOLICITATION
                                  ------------

The costs of preparing, assembling and mailing the proxy materials will be borne by our Company. Certain of our officers, Directors and employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. We expect to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the common stock.

                              ELECTION OF DIRECTORS
                              ---------------------

Our Board currently consists of four Directors which shall increase to five as a result of this election. All current members of the Board have been nominated for re-election. The nominees for election at the meeting shall, if elected, serve on the Board for a term of one year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and have qualified. The Board elects our officers annually following the Annual Meeting of Stockholders.

The Directors shall be elected by a plurality of the votes cast at the meeting. A "plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be elected at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of Directors. The proxy holders named as proxies in the accompanying proxy intend to vote FOR the election of the nominees identified below. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as our existing Board of Directors may recommend.

The table below sets forth certain information about the nominees, including the nominee's age, position with our Company and length of time served as a member of the Board. Four of the nominees are currently serving as Directors.

Name                     Age   Position with the Company          Director Since
----------------------  -----  -------------------------------    --------------
Jeffrey L Minch          56    Director, President and Chief         July 1999
                               Executive Officer
Carlton R Williams, Jr   49    Director, Chairman of the Board        May 2003
Alfred T Stanley         53    Director                               May 2004
Michael L Wilfley        51    Director                               May 2004
Lanny Chiu               29    Nominee

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OF THE COMPANY
---------------------------------------------------------

The following sets forth the name and a brief description of the principal occupation and business experience for at least the preceding five years for each of the nominees for election to the Board of Directors and the executive officers of our Company. None of the Directors or executive officers is related. Individuals are listed in alphabetical order.

Jeffrey L. Minch, 56, is currently serving as a Director, President and Chief Executive Officer. As a member of the Company's management, Mr. Minch is not an independent Director.

Mr. Minch is a distinguished graduate of the Virginia Military Institute in civil engineering with graduate education in Finance.

Mr. Minch co-founded, grew, and profitably sold a commercial real estate company, Littlefield Real Estate Company. As President and Chief Executive Officer, Mr. Minch planned and executed the strategy that Littlefield Real Estate Company utilized to grow from a start up in 1984 to one of the largest commercial real estate companies in Texas. In 1996, Mr. Minch sold Littlefield's substantial office, apartment and warehouse portfolios, in three transactions, over a five-month period.

From 1996 to 1999, Mr. Minch was a private investor and is now a major shareholder of our Company, currently beneficially owning approximately 32% of our outstanding shares.

Mr. Minch has been active in charitable functions and has served as a Director of a number of local charities. He currently serves on the Board of Directors of the Virginia Military Institute Foundation.

Alfred T. Stanley, 53, is currently serving as a Director and a member of the audit committee. He is an independent Director. He is a shareholder of the Company.

Mr. Stanley is a graduate of Dartmouth College with a Bachelors of Arts degree. He received a Master of Science in Statistics from the University of Texas and was inducted into the Phi Kappa Phi Honor Society.

He founded Alfred Stanley & Associates in 1982 and has provided fundraising and consulting services to Texas candidates, office holders and non-profits. In 2007, he co-founded Stanley-Garrison & Associates to continue and expand that practice. He was the Texas Political Director for Senator Bill Bradley's 2000 Presidential campaign.

Between 1996 and 2006, Mr. Stanley owned, managed and profitably sold commercial properties in downtown Austin.

He has served as a Director of Stereographics Corporation, a California based manufacturer of computer peripherals and Toddler U, Inc., a manufacturer of children's' shoes.

He lives with his wife,  Kathleen,  and their three  children in Austin,  Texas.

Michael L. Wilfley, 51, is currently serving as a Director and Chair of the audit committee. He is an independent Director. He is a shareholder of the Company.

Mr. Wilfley has served as the Chief Financial Officer of Grande Communications, Inc. since July, 2000, where he is responsible for a staff of 40 that includes all finance, treasury, purchasing and accounting functions. Grande provides bundled telephone, cable and internet services to residential and small business customers in six Texas cities and has invested equity of over $500,000,000. Mr. Wilfley successfully participated in the company's raising over $168,000,000 in high yield debt to finance the continued build out of its systems.

Mr. Wilfley, while Chief Financial Officer of Thrifty Call, Inc. from January 1998 to July 2000, oversaw the acquisition of Thrifty Call, Inc. by Grande Communications and had primary responsibility for the selection of an investment banker and the evaluation of alternative capital structures.

Mr. Wilfley is an experienced Chief Financial Officer having served in that capacity since the late 1980s. He is a Certified Public Accountant and a member of the Texas Society of Certified Public Accountants, the American Institute of Certified Public Accountants, National Association of Corporate Directors and Financial Executives International. He is a graduate of the University of Texas at Austin and a past President of the Austin Area Texas Exes of the Alumni Association of the University of Texas.

Mr. Wilfley is a veteran and was an Eagle Scout. He lives in Austin, Texas and is married with two daughters.

Carlton R. Williams, 49, is currently serving as a Director and a member of the audit committee. He is an independent Director. Mr. Williams is a shareholder of the Company.

Mr. Williams is a founding principal of Herron Williams, LLC, forming the company in January 2000.

Prior to that, Mr. Williams was a partner in Littlefield Real Estate Company for over eleven years. During that time period, he leased and managed an office portfolio in excess of 1,000,000 square feet located both in the Central Business District, Southwest, and Northwest suburban markets.

Mr. Williams also has extensive experience in business planning, financial analysis, and acquisitions and disposition analysis. He was formerly a Certified Public Accountant but currently does not practice accounting nor maintain that certification. Mr. Williams received his MBA from the University of Texas at Austin with a concentration in finance.

Lanny R. Chiu, 29, is a nominee for Director. If elected, he will be an independent member of the Board of Directors.

Since September 2005, Mr. Chiu has been a senior analyst at Value Fund Advisors, Tulsa, Oklahoma. From August 2005 to August 2006, he was also second vice president of New York Life Investment Management.

From  August  2002  until  March  2004,  he  served  as  a  senior   analyst  at
RISConsulting, a boutique investment bank. From September 2000 to June 2002, he was a business analyst for McKinsey & Company.

Mr. Chiu received a Masters of Science in Financial Engineering from Columbia University in 2005.


Other officers

Richard S. Chilinski, 55, has served as Executive Vice-President and Chief Financial Officer (CFO) since July 2006. Mr. Chilinski is an experienced financial executive having held senior financial positions since the early 1980s in public accounting, manufacturing, services, consulting and high technology companies.

Prior to joining the Company, he served as Vice President and CFO for Spohn & Associates, Inc., a professional services network consulting company from 2003 to 2006; Vice President CFO of Navicent Technologies, Inc., a technology start-up in 2001; Senior Vice President, Chief Financial Officer and Assistant Secretary of XeTel Corporation, an electronics manufacturing services provider from 1995 to 2000. Mr. Chilinski has held other senior financial management positions at IBM PC Company as Controller, Vice President Finance of TN Technologies, a subsidiary of Baker Hughes, and various corporate and divisional financial management positions at Bausch & Lomb, Inc. and served as an auditor and consultant at Peat, Marwick (KPMG).

He is a non-registered CPA in New York state and received a Masters in Business Administration from the William E. Simon School of Management at the University of Rochester.

                 COMPENSATION OF EXECUTIVE OFFICER AND DIRECTORS
                 -----------------------------------------------

Summary of Cash and Certain Other Compensation

The following table sets forth for the fiscal years ended December 31, 2006, 2005 and 2004, the compensation for Jeffrey L. Minch, our President and Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE
                           --------------------------
                                              Non-
                                            Qualified
                                            Deferred        All
Name and                                     Compen-       Other
Principal                                    sation       Compen-
Position     Year    Salary    Bonus (2)   Earnings(3)   sation(4)    Total
----------   ----   --------   ---------   -----------   ---------   --------
Jeffrey L.   2006   $200,000    $50,000      $24,000      $23,580    $297,580
Minch (1)    2005   $160,000      -0-          -0-         11,580    $171,580
Director,    2004   $160,000      -0-          -0-         11,580    $171,580
President,
and CEO

(1) Mr. Minch began working with our Company on July 2, 1999, when he was elected as a Director to fill a vacancy on the Board of Directors. In September 1999, Mr. Minch was hired as our president and chief executive officer.
(2) Bonus amounts for 2006 include bonus amounts paid in 2007 for services rendered in 2006.
(3) Represents deferred compensation to be paid in 2007 for services rendered in 2006.
(4) Represents fringe benefits of $11,580 and Company services provided of $12,000.


Stock Options

During the fiscal year ended December 31, 2006, we granted to our Directors options to purchase 15,000 shares of common stock. During the year ended December 31, 2006, we did not grant to our employees options to purchase shares of common stock. Mr. Minch has no options issued by the Company to purchase common stock.

Compensation of Directors

The following table shows the compensation of our three non-employee Directors during 2006.

      Name           Fees Paid in Cash (1)   Option Awards (2)         Total
      ----           ---------------------   -----------------        -------
Alfred T. Stanley            $8,750                 $2,964            $11,714
Michael L. Wilfley           $8,750                 $2,964            $11,714
Carlton R. Williams          $8,750                 $2,964            $11,714

(1) Since July 2006, non-employee Directors receive an annual retainer of $2,000 and a quarterly payment fee of $4,500.

(2) During the first two quarters of 2006, each non-employee Director received 2,500 stock options each quarter granted at the fair market value of the stock price on the last day of that quarter.

We reimburse the Directors for travel expenses incurred in connection with attending meetings of the Board and committees. They may also be reimbursed an hourly fee for special projects.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

During 2006, the Company entered into a new employment agreement with President and CEO Jeffrey L. Minch. The new agreement became effective as of January 1, 2006, and terminates December 31, 2008. The agreement provides for us to pay Mr. Minch an annual base salary of $200,000 which shall be reviewed annually. In addition to his salary, the Company will pay Mr. Minch a monthly car allowance of $600, and country club membership fees, which were $365 per month. Mr. Minch may receive up to $25,000 of Company services annually, and the Company pays $2,000 monthly into a deferred compensation account.

The agreement also calls for our Board of Directors to nominate Mr. Minch to serve as a Director on the Board each year he is our President and CEO; however Mr. Minch will not receive any additional compensation for serving as a Director.

According to the agreement, Mr. Minch is entitled to annual consideration for a performance bonus decided by the Board and will take into consideration the financial performance and financial position of the Company.

As part of the agreement, Mr. Minch is eligible to receive options to purchase shares of the Company's common stock or restricted stock contingent upon an appropriate plan being in place at the time of the award. If for any reason, the appropriate plan is not in place, then an equitable arrangement will be made by the Board to create a similar compensation element as a part of this agreement.

The agreement defines amounts to be paid to Mr. Minch if he personally guarantees the obligations of the Company and provides for an administrative assistant.

The agreement provides for the payment of a severance package upon a change in control of the Company, termination without cause, death or disability. The severance includes payment of one year base salary, car allowance, club membership, and amounts due in the deferred compensation account, guaranty fees and the acceleration of unvested stock-based compensation. Mr. Minch may terminate the agreement in his absolute discretion upon ninety days written notice to us without eligibility for severance.

In the event we are sold to or merged with another company, the agreement would terminate automatically. If such a sale or merger results in our shareholders receiving a value of at least $3.00 per share, the agreement provides that Mr. Minch shall be entitled to receive 500,000 shares of our common stock immediately prior to the consummation of any such sale or merger.

The agreement also contains confidentiality, deferral of compensation and other standard provisions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers, and holders of more than 10% of our common stock to file with the Securities and Exchange Commission, within certain specified time periods, reports of ownership and changes in ownership. Such officers, Directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.

To our knowledge, based solely upon a review of copies of such reports furnished to us and representations by certain officers and Directors that no other reports were required with respect to the year ended December 31, 2006, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                 -----------------------------------------------
                                 AND MANAGEMENT
                                 --------------

The following table sets forth the number and percentage of outstanding shares of our common stock beneficially owned as of March 19, 2007, by:

     1. each executive officer, including the executive officer listed in the Summary Compensation Table above;

     2.   each Director and nominee for Director;

     3.   all of the executive officers and Directors as a group; and,

     4. each person or entity known to us to own more than five percent of the outstanding common stock.

                                    Number of
                                      Shares       Number of     Percent
                                   Beneficially   Exercisable      of
Name of Beneficial Owner              Owned         Options     Class (1)
------------------------           ------------   -----------   ---------
Jeffrey L. Minch (2) (3)              3,580,320           -0-       31.9%
Value Fund Advisors, LLC (4)            400,000           -0-        3.6%
Carlton Williams (5)                     89,390        37,120        1.1%
Alfred T. Stanley (6)                     3,600        25,410           *
Michael L. Wilfley (7)                    3,120        25,410           *
Richard S. Chilinski (3)                    -0-           -0-           *
Current executive officers and
Directors of the Company
as a group (5 persons)
                                      4,076,430        87,940       36.8%

(1) Under SEC rules, we calculate the percentage ownership of each person who owns exercisable options by adding the number of exercisable options for that person to the number of total shares outstanding, and dividing that result into the total number of shares and exercisable options owned by that person. On March 19, 2007, we had 11,217,941 shares of common stock issued and outstanding. An asterisk (*) indicates less than 1% ownership.

     Includes shares which the listed shareholder has the right to acquire from options as follows: Mr. Williams 37,120 shares; Mr. Stanley 25,410 shares; and Mr. Wilfley 25,410 shares.

(2) Cumulatively, Mr. and Mrs. Minch control and/or beneficially own a total of 3,580,320 shares. Mr. Minch disclaims beneficial ownership of the shares owned by his wife in the amount of 632,760 shares. Shares include 15,000 shares held in a trust for non-immediate family members.

(3)  Address is: 2501 North Lamar Blvd. Austin, Texas 78705

(4) Address is: Boston Avenue Capital, LLC, 415 South Boston, 9th Floor, Tulsa, OK 74103. In accordance with the purchase of certain shares directly from the Company, the Company will nominate a candidate of Value Fund Advisors, LLC for which Mr. Chiu was selected as Board nominee for election.

(5)  Address is: 1214 West 6th Street, Suite 200, Austin, Texas

(6)  Address is: 1409 Hardouin Ave., Austin, Texas 78703

(7)  Address is: 401 Carlson Circle, San Marcos, Texas 78666


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

In 2006, the Board approved certain amounts owed to Mr. Minch to be paid as follows: a $105,650 note payable for office furniture purchased by the Company from Mr. Minch and $82,923 for guarantee fees plus interest related to his personal guarantee of a note payable to a third party lender in the total amount of $540,000 for a four (4) year period which was secured by Mr. Minch's guarantee of $300,000. This note was to refinance an expired letter of credit that secured a note payable to the seller of one of our acquisitions. This note has been paid in full.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
                -------------------------------------------------

Audit Committee
---------------

For 2006, our audit committee met three times during the year with our independent auditors. This committee was comprised of Carl Williams, Alfred Stanley and Michael Wilfley, the three non-employee Directors, and has the responsibility for reviewing the financial condition and accounting controls and determining that all audits and examinations required by law are performed. The committee appoints the independent auditors for the next fiscal year, reviews and approves the auditors' audit plans and reviews with the independent auditors the results of the audit and management's response to the audit.

The Board of Directors has determined that Michael Wilfley is an audit committee financial expert, as defined by SEC Regulation S-B, Item 407(d)(5).

The audit committee has reviewed and discussed the audited financial statements with management as well as our independent public accountants. The audit committee has received from the independent accountants a formal written statement regarding the auditors' independence and has discussed with the independent accountant matters relating to their independence. The audit committee has satisfied themselves as to the auditors' independence. The audit committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the audit of our financial statements.

The audit committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for 2006 for filing with the Securities and Exchange Commission.

Nominating Committee
--------------------

Our nominating committee, comprised of all Directors, met once during 2006. This committee is responsible for nominating individuals for election to our Board. The nominating committee welcomes recommendations made by our stockholders for individuals to be included in the slate of nominees for election at the annual meeting of stockholders. Any recommendations for the 2007 Annual Meeting of Stockholders should be made in writing addressed to our Board of Directors, 2501 North Lamar Boulevard, Austin, Texas 78705. Under our Certificate of Incorporation, any such recommendations must be delivered to us in writing not less than sixty days prior to the meeting date or, if less than seventy days' notice of the meeting date is given, ten days after notice of the meeting date is given by public disclosure.

The Board of Directors held four meetings during 2006. All of the Directors attended at least 75% of the aggregate of such Board meetings and the meetings of each committee on which they served.


                           RATIFICATION OF APPOINTMENT
                           ---------------------------
                             OF INDEPENDENT AUDITORS
                             -----------------------

The audit committee has appointed Sprouse & Anderson, L.L.P. as independent auditors to audit the financial statements of the Company for 2007. Sprouse & Anderson, L.L.P. served as the independent auditors to audit the Company's financial statements for the fiscal years ended December 31, 2000, 2001, 2002, 2003, 2004, 2005 and 2006.

A representative of Sprouse & Anderson, L.L.P. is expected to be present at the meeting and will have an opportunity to make a statement, if the representative so desires, and will be available to respond to any appropriate questions stockholders may have.

An affirmative vote of a majority of the shares of the Company represented at the meeting is required for the ratification of the appointment of the auditors. As required by the Sarbanes-Oxley Act, our audit committee is directly responsible for appointment, compensation, retention and oversight of our independent auditors. We are asking the shareholders to ratify the audit committee's choice of Sprouse & Anderson LLP as the independent auditors for 2007. If the shareholders fail to ratify the appointment of the auditors, the audit committee will take that into consideration in determining whether to continue the auditing engagement.

Audit Fees

Fees paid to our auditors' firm were comprised of the following:

Financial Statements Audit Fees and Quarterly Review of 10-QSB for 2006 (billed through March 19, 2007) totaled $67,800. In addition, fees totaling $41,500 were incurred in connection with restatements during 2006.

Financial Information Systems Design and Implementation Fees provided in 2006 totaled $0.

All Other Fees, including tax preparation, tax consulting and other accounting services provided in 2006 totaled $25,225.

The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of the appointment of Sprouse & Anderson, L.L.P. as the Company's independent auditors for the 2007 fiscal year. With respect to this vote, abstentions will have the effect of a "no" vote and broker non-votes will have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF SPROUSE & ANDERSON, L.L.P. AS INDEPENDENT AUDITORS

                      ADVISORY VOTE REGARDING COMPENSATION
                      ------------------------------------

The Board of Directors seeks your views on the compensation of its President and CEO and its Directors. The Board has determined compensation amounts based upon comparisons of companies giving consideration to company size and responsibility. This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome. The Board will consider the vote of the shareholders on these questions when deciding its future course of action.

The President's compensation in 2006 was $297,580 as set forth in the Summary Compensation Table and is more fully explained in the Section: Employment Contracts, Termination of Employment and Change in Control Arrangements.

The Director compensation is $20,000 per Director. This is comprised of a $2,000 retainer and a $4,500 per quarter payment, with an anticipated number of four meetings during the year. We reimburse the Directors for travel expenses incurred in connection with attending meetings of the Board and committees. They may also be reimbursed an hourly fee for special projects. The Board has not made a recommendation to the shareholders on how to vote on this question.

PLEASE INDICATE YOUR VOTE TO AGREE OR DISAGREE WITH THE FOLLOWING STATEMENTS ON THE PROXY CARD, OR TO ABSTAIN FROM VOTING:

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3.   The President & CEO's total compensation is within 20% of an acceptable amount.

4.   The Director total compensation is within 20% of an acceptable amount.


                              STOCKHOLDER PROPOSALS
                              ---------------------

Notices of stockholder proposals intended to be presented at the meeting must have been provided in writing to us by no later than March 19, 2007, in order to be voted on at the meeting. With respect to stockholder proposals for which notices were not provided to us by March 19, 2007, the person or persons designated as proxies in connection with our solicitation of proxies shall have the discretionary voting authority to vote the shares of our common stock represented by the proxy cards returned to us in accordance with their judgment on such matters when such proposals are presented at the meeting.

Stockholder proposals intended to be presented at the 2008 Annual Meeting of Stockholders and included in our Proxy Statement and form of proxy for that meeting must be received by us in writing by no later than December 31, 2007. Any stockholder who intends to present a proposal at the 2008 Annual Meeting of Stockholders to be voted on at that meeting, which proposal is not included in our Proxy Statement, must deliver written notice of such proposal to us by no later than sixty days prior to the meeting date or, if less than seventy days' notice of the meeting date is given, ten days after notice of the meeting date is given by public disclosure. If the proposing stockholder fails to deliver written notice of such proposal to us by such date, then the person or persons designated as proxies in connection with our solicitation of proxies shall have the discretionary voting authority to vote the shares of our common stock represented by the proxy cards returned to us in accordance with their judgment on such matters when such proposals are presented at the 2008 Annual Meeting. Any such notice of a stockholder proposal must be made in writing addressed to Secretary, Littlefield Corporation, 2501 North Lamar Boulevard, Austin, Texas 78705.

                                  OTHER MATTERS
                                  -------------

The Board of Directors knows of no other business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxy cards in accordance with their judgment on such matters.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Jeffrey L. Minch
                                            President, CEO
                                            Director



March 19, 2007

                             Littlefield Corporation
                           2501 North Lamar Boulevard
                               Austin, Texas 78705
                               www.littlefield.com

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